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                                                                   EXHIBIT 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


                  We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2001 relating to the consolidated financial statements and financial statement schedules of American International Group, Inc. and subsidiaries (the "Company") as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, which report is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. We also consent to the reference to our firm in Item 5 of this Registration Statement on Form S-8.


                                         /s/ PricewaterhouseCoopers LLP

New York, New York
August 29, 2001